Exhibit 99.2
Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
     As previously announced on September 21, 2011, Care Investment Trust Inc. (the “Company” or “Care”), a Maryland corporation completed the acquisition three (3) assisted living and memory care facilities located in Virginia (the “Greenfield Properties” or “Facilities”) from affiliates of Greenfield Senior Living, Inc. (“Greenfield”) for $20.8 million (the “Purchase Price”). Simultaneously with the acquisition, Care has leased the facilities back to affiliates of Greenfield under a master lease having an initial base term of 12 years with two ten-year renewal options. Care funded the investment through cash on hand and approximately $15.5 million of first mortgage bridge financing from KeyBank National Association (“KeyBank”). It is anticipated that permanent financing will be obtained through a KeyBank sponsored Freddie Mac refinancing, expected to occur within 90 days after the original closing of this transaction.
     The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 gives effect to the acquisition of the Greenfield Properties and the related bridge loan financing from KeyBank as if these transactions had occurred as of January 1, 2010. The unaudited pro forma condensed consolidated statement of operations for the period from January 1, 2010 through December 31, 2010 has also been prepared as if the Tiptree Transaction described below had occurred on January 1, 2010.
     The pro forma financial information should be read in conjunction with Care’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2011 to report the completion of its acquisition of the Greenfield Properties, the respective historical financial statements and notes thereto of Care as of September 30, 2011 and for the three and nine-month periods then ended, as reflected in Care’s Form 10-Q for the quarter ended September 30, 2011 and as of December 31, 2010, as reflected in Care’s Form 10-K for the year ended December 31, 2010 in accordance with Rule 8-06 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Rule 8-06 Financial Statements”). The unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.
          As the Greenfield Properties acquisition closed on September 21, 2011, the assets and liabilities associated with the acquisition of the Greenfield Properties are reflected in Care’s unaudited balance sheet as of September 30, 2011 which is included in Care’s Form 10-Q for the quarter ended September 30, 2011. In Care’s unaudited balance sheet as of September 30, 2011, the acquisition is reflected in the balance sheet accounts for “Real Estate: Land,” “Real Estate: Buildings and Improvements,” “Real Estate: Buildings and Improvements less accumulated depreciation and amortization,” “Total real estate, net,” “Other assets,” “Other liabilities” and “Mortgage notes payable.”
          On August 13, 2010 Care completed the sale of control of the Company to Tiptree Financial Partners, L.P. (“Tiptree”) through a combination of approximately $55.7 million equity investment by Tiptree in newly issued common stock of the Company at $9.00 per share (prior to the Company’s announcement of a three-for-two stock split in September 2010), and a cash tender (the “Tender Offer”) by the Company for up to all of the Company’s previously issued and outstanding shares of common stock (the “Tiptree Transaction”). Approximately 97.4% of previously existing stockholders tendered their shares in connection with the Tiptree Transaction, and the Company simultaneously issued to Tiptree approximately 6.19 million newly issued shares of the Company’s common stock, representing ownership of approximately 92.2% of the then outstanding common stock of the Company. Pursuant to the Tiptree Transaction, CIT Healthcare LLC ceased management of the Company as of November 16, 2010. Since such time, Care has been managed through a combination of internal management and a services agreement with TREIT Management, LLC (“TREIT”).
          The Tiptree Transaction was accounted for as a purchase in accordance with Accounting Standards Codification 805 Business Combinations, and the purchase price was pushed-down to the Company’s 2010 consolidated financial statements in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin Topic 5J (“New Basis of Accounting Required in Certain Circumstances”). When using the push-down basis of accounting, the acquired company’s separate financial statements reflect the new accounting basis recorded by the acquiring company. Accordingly, Tiptree’s purchase accounting adjustments have been reflected in the Company’s financial statements for the period commencing on August 13, 2010. The new basis of accounting reflects the estimated fair value of the Company’s assets and liabilities as of the date of the Tiptree Transaction.
          As a result of the Tiptree Transaction, the period from January 1, 2010 to August 12, 2010 for which the Company’s results of operations are presented, is reported as the “Predecessor” period. The periods from August 13, 2010 through December 31, 2010 and January 1, 2011 through September 30, 2011, for which the Company’s results of operations are presented, are reported as the “Successor” period.
     Although our Company continues to exist as the same legal entity after the Tiptree Transaction, as a result of the application of push down accounting, we are required to present the 2010 condensed consolidated financial statements for “predecessor” and “successor” periods. Our predecessor periods relate to the accounting periods preceding the Tiptree Transaction. Our successor periods relate to the accounting periods following the Tiptree Transaction in which we have applied push down accounting. For purposes of this Form 8-K/A, to facilitate the discussion of operations, we have mathematically combined our predecessor consolidated results for the period from January 1, 2010 to August 12, 2010 and our successor consolidated results for the period August 13, 2010 to December 31, 2010. Although this presentation does not comply with U.S. generally accepted accounting principles, we believe it provides meaningful comparison of our operating results for the twelve months ended December 31, 2010 because it allows us to compare our combined operating results over equivalent periods of time to produce the unaudited pro forma results of operations. Nonetheless a reader should bear in mind that the combined consolidated financial statements for our successor and predecessor periods have been prepared using different bases of accounting.

Care Investment Trust Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Nine Months Ended September 30, 2011

	Nine-Months Ended			Nine-Months Ended
	September 30, 2011	Pro Forma		September 30, 2011
(In thousands, except share and per share data)	As Reported	Adjustments		Pro Forma

Revenues
Rental revenue	$9,923	$1,394	(2)	$11,317
Income from investments in loans	589			589

Total Revenues	10,512	1,394		11,906

Expenses
Base management and services fees to related to related party	303			303
Incentive fee to related party	718	114	(6)	832
Marketing, general and administrative	3,705	(228)	(4)	3,477
Depreciation and amortization	2,620	367	(1)	2,987

Total Operating Expenses	7,346	253		7,599

Income from operations	3,166	1,141		4,307

Income from investments in partially-owned entities, net	1,779			1,779
Net unrealized loss on derivative instruments	(255)			(255)
Impairment of investments	(77)			(77)
Interest income	15			15
Interest expense including amortization of deferred financing costs	(4,139)	(281)	(3,5)	(4,420)

Net income	$489	$860		$1,349

Net income per share of common stock:
Net income, diluted	$0.05			$0.13

Net income, basic	$0.05			$0.13

Weighted average common shares outstanding, basic	10,149,763			10,149,763
Weighted average common shares outstanding, diluted	10,160,202			10,160,202
See notes to unaudited pro forma condensed consolidated statements of operations

Care Investment Trust Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
For the Period from January 1, 2010 to December 31, 2010

	For the Period From	For the Period From	Combined For the
	January 1, 2010	August 13, 2010	Period From			For the Period From
	to	to	January 1, 2010			January 1, 2010
	August 12, 2010	December 31, 2010	to			to
	As Reported (i)	As Reported	December 31, 2010	Pro Forma		December 31,2010
(In thousands, except share and per share data)	(Predecessor)	(Successor)	Historical(i)	Adjustments		Pro Forma
Revenues
Rental revenue	$7,880	$5,123	$13,003	$1,924	(12)	$14,927
Income from investments in loans	1,348	552	1,900			1,900

Total Revenues	9,228	5,675	14,903	1,924		16,827

Expenses
Management fees and buyout payments to related party	8,477	346	8,823	(1,025)	(2,3)	7,798
Marketing, general and administrative	11,021	2,923	13,944	869	(4,5,7,14)	14,813
Depreciation and amortization	2,072	1,509	3,581	572	(1,6,8,9,10,11)	4,153
Realized (gain) or loss on sale and repayments of loans	(4)	—	(4)			(4)
Adjustment to valuation allowance on Investment in Loans	(858)	—	(858)			(858)

Total Operating Expenses	20,708	4,778	25,486	416		25,902

Income (loss) from operations	(11,480)	897	(10,583)	1,508		(9,075)

Income (loss) from investment sin partially-owned entities, net	(1,941)	(1, 540)	(3,481)			(3,481)
Unrealized gain or (loss) on derivative instruments	(41)	836	795			795
Interest income	99	6	105			105
Unrealized loss on Investments	—	(524)	(524)			(524)
Interest expense including amortization of deferred financing costs	(3,578)	(2,139)	(5,717)	(859)	(13,15)	(6,576)

Net Loss	$(16,941)	$(2,464)	$(19,405)	$649		$(18,756)

Net income per share of common stock:
Net loss, basic and diluted	$(0.56)	$(0.24)	$(0.86)			$(1.86)

Weighted average common shares outstanding, basic and diluted	30,331,994 (i)	10,064,212	22,503,079 (i)	(12,439,369)	(16)	10,063,710

(i)	The historical weighted average common shares outstanding amounts have been adjusted to reflect the Company’s three-for-two stock split announced in September 2010.
See notes to unaudited pro forma condensed consolidated statements of operations

Care Investment Trust Inc.
Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
     The unaudited pro forma condensed consolidated statements of operations should be read in conjunction with the historical financial statements and the notes thereto of Care Investment Trust Inc. (the “Company”, “Care”, “us”, “our”) as reported on our Form 10-Q for the nine months ended September 30, 2011 and as reported in our Form 10-K for the period from January 1, 2010 to December 31, 2010, as well as the audited Combined Statement of Revenues and Certain Operating Expenses for the Greenfield Properties for the Year Ended December 31, 2010 and the unaudited Combined Statement of Revenues and Certain Operating Expenses for the Greenfield Properties for the Nine Months Ended September 30, 2011.
     As previously announced on September 21, 2011, Care, completed the acquisition of three (3) senior housing facilities located in Virginia (the “Greenfield Properties”) from affiliates of Greenfield Senior Living, Inc. (“Greenfield”) for $20.8 million (the “Purchase Price”). Simultaneously with the acquisition, Care has leased the facilities back to affiliates of Greenfield under a master lease having an initial term of 12 years with two ten-year renewal options. Care funded the investment through cash on hand and approximately $15.5 million of first mortgage bridge financing from KeyBank National Association (“KeyBank”). It is anticipated that permanent financing will be obtained through a KeyBank sponsored Freddie Mac refinancing, expected to occur within 90 days after the original closing of this transaction.
     The accompanying unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 gives effect to the acquisition of the Greenfield Properties and the related bridge loan financing from KeyBank as if these transactions had occurred as of January 1, 2010. The unaudited pro forma condensed consolidated statement of operations for the period from January 1, 2010 through December 31, 2010 has also been prepared as if the Tiptree Transaction described below had occurred on January 1, 2010.
     The pro forma financial information should be read in conjunction with Care’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 26, 2011 to report the completion of its acquisition of the Greenfield Properties, the respective historical financial statements and notes thereto of Care as of September 30, 2011 and for the three and nine-month periods then ended, as reflected in Care’s Form 10-Q for the quarter ended September 30, 2011 and as of December 31, 2010, as reflected in Care’s Form 10-K for the year ended December 31, 2010 in accordance with Rule 8-06 of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Rule 8-06 Financial Statements”). The unaudited pro forma condensed consolidated statements of operations are provided for informational purposes only. The unaudited pro forma condensed consolidated statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future.
     As the Greenfield Properties acquisition closed on September 21, 2011, the assets and liabilities associated with the acquisition of the Greenfield Properties are reflected in Care’s unaudited balance sheet as of September 30, 2011 which is included in Care’s Form 10-Q for the quarter ended September 30, 2011. In Care’s unaudited balance sheet as of September 30, 2011, the acquisition is reflected in the balance sheet accounts for “Real Estate: Land,” “Real Estate: Buildings and Improvements,” “Real Estate: Buildings and Improvements less accumulated depreciation and amortization,” “Total real estate, net,” “Other assets,” “Other liabilities” and “Mortgage notes payable.”
     On August 13, 2010, Care completed the sale of control of the Company to Tiptree Financial Partners, L.P. (“Tiptree”) through a combination of approximately $55.7 million equity investment by Tiptree in newly issued common stock of the Company at $9.00 per share (prior to the Company’s announcement of a three-for-two stock split in September 2010), and a cash tender (the “Tender Offer”) by the Company for up to all of the Company’s previously issued and outstanding shares of common stock (the “Tiptree Transaction”). Approximately 97.4% of previously existing stockholders tendered their shares in connection with the Tiptree Transaction, and the Company simultaneously issued to Tiptree approximately 6.19 million newly issued shares of the Company’s common stock, representing ownership of approximately 92.2% of the then outstanding common stock of the Company. Pursuant to the Tiptree Transaction, CIT Healthcare LLC ceased management of the Company as of November 16, 2010. Since such time, Care has been managed through a combination of internal management and a services agreement with TREIT Management, LLC (“TREIT”).
     The Tiptree Transaction was accounted for as a purchase in accordance with Accounting Standards Codification 805 Business Combinations, and the purchase price was pushed-down to the Company’s 2010 consolidated financial statements in accordance with U.S. Securities and Exchange Commission Staff Accounting Bulletin Topic 5J (“New Basis of Accounting Required in Certain Circumstances”). When using the push-down basis of accounting, the acquired company’s separate financial statements reflect the new accounting basis recorded by the acquiring company. Accordingly, Tiptree’s purchase accounting adjustments have been reflected in the Company’s financial statements for the period commencing on August 13, 2010. The new basis of accounting reflects the estimated fair value of the Company’s assets and liabilities as of the date of the Tiptree Transaction.
     As a result of the Tiptree Transaction, the period from January 1, 2010 to August 12, 2010 for which the Company’s results of operations are presented, is reported as the “Predecessor” period. The periods from August 13, 2010 through December 31, 2010 and January 1, 2011 through September 30, 2011, for which the Company’s results of operations are presented, are reported as the “Successor” period.

     Although our company continues to exist as the same legal entity after the Tiptree Transaction, as a result of the application of push down accounting, we are required to present the 2010 condensed consolidated financial statements for “predecessor” and “successor” periods. Our predecessor periods relate to the accounting periods preceding the Tiptree Transaction. Our successor periods relate to the accounting periods following the Tiptree Transaction in which we have applied push down accounting. For purposes of this Form 8-K/A, to facilitate the discussion of operations, we have mathematically combined our predecessor consolidated results for the period from January 1, 2010 to August 12, 2010 and our successor consolidated results for the period August 13, 2010 to December 31, 2010. Although this presentation does not comply with U.S. generally accepted accounting principles, we believe it provides meaningful comparison of our operating results for the twelve months ended December 31, 2010 because it allows us to compare our combined operating results over equivalent periods of time to produce the unaudited pro forma results of operations. Nonetheless a reader should bear in mind that the combined consolidated financial statements for our successor and predecessor periods have been prepared using different bases of accounting.
     The pro forma adjustments reflected above:
          Nine Months Ended September 30, 2011
1)	Give effect to the depreciation of the buildings, building improvements and the identified tangible assets based on our preliminary allocation of the purchase price for the Greenfield Properties acquired. As reflected in Care’s unaudited balance sheet for the nine month period ended September 30, 2011 included in Care’s Form 10-Q for the nine months ended September 30, 2011, Care has preliminarily allocated approximately $2.3 million of the purchase price to land, approximately $18.0 million to buildings and $0.5 million to building improvements and tangible property. The estimated useful lives used in the determination of the depreciation are:
a.	Buildings — 40 years

b.	Building improvements and personal property. — 9 years
2)	Give effect to the additional rental income on the Greenfield Properties, which are leased under a triple-net lease arrangement, for the period January 1, 2011 through September 20, 2011. The period from September 21, 2011 through September 30, 2011 is included in the reported amount. Rental income in year 1 and year 2 are at the monthly amounts of $137,500 and $141,281, respectively.

3)	Give effect to finance costs incurred for the KeyBank National Association Bridge Loan (“Bridge Loan”) in 2011 for the Greenfield Properties which was approximately $200,000.

4)	Eliminate legal and professional fees incurred for the Greenfield Properties acquisition in 2011 which were approximately $228,000.

5)	Give effect to the additional Bridge Loan interest expense for the period January 1, 2011 through September 20, 2011. The period from September 21, 2011 through September 30, 2011 is included in the reported amount. Interest is calculated on the outstanding bridge loan balance of approximately $15.5 million using a simple interest method based on a 360 day year at an annual rate of 4.25%. The Bridge Loan expires June 2012, and is anticipated to be re-financed prior to that date during the fourth quarter of 2011.

6)	Give effect to the additional incentive fee of approximately $114,000 to TREIT generated for the Greenfield Properties.
          Twelve Months Ended December 31, 2010
1)	Give effect to the addition of amortization of intangibles lease in-place for the period from January 1, 2010 through August 12, 2010 which was approximately $302,000. The lease in-place was created by the step-up in basis of the lease for the Bickford Properties from the Tiptree transaction.

2)	Give effect to the elimination of the management fee expense for the period January 1, 2010 through November 16, 2010 under the former management agreement with CIT Healthcare LLC (“CIT Healthcare”) which was approximately $1.4 million. Effective November 16, 2010 CIT Healthcare ceased its services as a result of the Tiptree Transaction.

3)	Give effect to the addition of the base management fee expense for the period January 1, 2010 through November 3, 2010 under the Services Agreement with TREIT Management LLC (“TREIT”) which was approximately $338,000. Care signed a Services Agreement with TREIT on November 4, 2010 to provide certain advisory Services as a result of the Tiptree transaction.

4)	Give effect to the estimated rent for corporate offices of approximately $140,000 for the period prior to the Tiptree transaction in August 2010.

5)	Give effect to additional monthly payroll and benefit costs for the period from January 1, 2010 through November 15, 2010 which was approximately $751,000. Subsequent to the buyout of the CIT Healthcare management agreement employee costs were internalized.

6)	Give effect for the period from January 1, 2010 through August 12, 2010 to the additional depreciation of the buildings, building improvements and the identified tangible assets for the 14 Bickford Properties of approximately $1.8 million. In August of 2010 the Bickford Properties were re-valued at fair market value which resulted in additional monthly costs of approximately $253,000 due to the step-up in basis. The estimated useful lives used in the determination of the depreciation are:
a.	Buildings — 40 years

b.	Building improvements and personal property. — 9 years
7)	Give effect to the reduction of CIT Heathcare reimbursed expenses for the period January 1, 2010 through October 31, 2010 which was approximately $250,000.

8)	Give effect to the reduction of amortization of intangibles lease in-place for the period from January 1, 2010 through August 12, 2010 which was approximately $193,000. The lease in-place was eliminated by the step-up in basis of the lease for the Bickford Properties from the Tiptree transaction.

9)	Give effect to the elimination of the depreciation of approximately $1.8 million for the buildings, building improvements and the identified tangible assets representing the 14 Bickford Properties for the period from January 1, 2010 through August 12, 2010. These assets were revalued in conjunction with the Tiptree transaction.

10)	Give effect to additional amortization expense on the step-up in basis for the Red Capital Mortgage that financed the acquisition of the Bickford Properties, which was approximately $87,000 for the period from January 1, 2010 through August 12, 2010.

11)	Give effect to the depreciation of the buildings, building improvements and the identified tangible assets for 2010 of approximately $509,000 based on our preliminary allocation of the purchase price for the Greenfield Properties acquired. As reflected in Care’s unaudited balance sheet for the nine month period ended September 30, 2011 included in Care’s Form 10-Q for the nine months ended September 30, 2011, Care has preliminarily allocated approximately $2.3 million of the purchase price to land, approximately $18.0 million to buildings and $0.5 million to building improvements and tangible property. The estimated useful lives used in the determination of the depreciation are:
a.	Buildings — 40 years

b.	Building improvements and personal property. — 9 years
12)	Give effect to the additional rental income of approximately $1.9 million on the Greenfield Properties for 2010, which are leased under a triple-net lease arrangement. Rental income in year 1 and year 2 are at the monthly amounts of $137,500 and $141,281, respectively.

13)	Give effect to finance costs incurred for the KeyBank Bridge Loan in 2011 for the Greenfield Properties which was approximately $200,000.

14)	Give effect to legal and professional fees incurred for the Greenfield Properties acquisition in 2011 of approximately $228,000, as if the acquisition occurred in 2010.

15)	Give effect to the additional Bridge Loan interest expense for the period January 1, 2010 through December 31, 2010 of approximately $659,000. Interest is estimated on the outstanding bridge loan balance of approximately $15.5 million using a simple interest method based on a 360 day year at an annual rate of 4.25%. The Bridge Loan expires June 2012, and is anticipated to be re-financed prior to that date during the fourth quarter of 2011.

16)	To adjust historical weighted average number of shares of common stock outstanding to reflect the Tiptree Transaction and Tender Offer as if they occurred January 1, 2010.